Exhibit 99.1

NEWS RELEASE

WABCO REPORTS RECORD FOURTH-QUARTER AND FULL YEAR

2007 RESULTS, EXPECTS ANOTHER RECORD-SETTING YEAR IN

2008

•	Delivers record quarterly sales of $679 million, an increase of 31% over prior year; up 17% in local currencies; all organic growth

•	Achieves fourth-quarter diluted EPS of 79 cents on a U.S. GAAP basis and diluted EPS of $1.02 on a performance basis, up 100% over prior year

•	Reports full-year diluted EPS of $1.81 on a U.S. GAAP basis and diluted EPS on a performance basis of $3.01, an increase of 45% versus full-year 2006

•	Provides full year 2008 diluted EPS guidance up 85 – 93% on a U.S. GAAP basis and 20 – 25% on a performance basis versus 2007, at constant exchange rates

BRUSSELS, BELGIUM – February 7, 2008 – WABCO Holdings Inc. (NYSE: WBC) today reported record quarterly sales in the fourth-quarter of $679 million, up 31% from the fourth-quarter of 2006. Excluding favorable foreign exchange effects, sales for the quarter were up 17% versus prior year. The increase demonstrates the Company’s continued ability to outperform the global commercial vehicle market.

The Company reported fourth-quarter net income of $54.4 million on a U.S. GAAP basis, or 79 cents per diluted share, versus $24.6 million in the fourth-quarter of 2006, or 35 cents per diluted share. On a performance basis, which excludes separation costs, operational streamlining expenses and one-time and discrete tax items, net income increased 97% to $69.6 million, or $1.02 per diluted share, compared with $35.4 or 51 cents per diluted share a year ago. Separation costs, operational streamlining expenses, and one-time and discrete tax items amounted to $15.2 million net of tax for the quarter.

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WABCO Reports Fourth-Quarter Financial Results – 2

“This was an outstanding finish to a very important year for WABCO during which we transitioned to an independent company,” said Jacques Esculier, WABCO Chief Executive Officer. “We are excited about our strong sales performance for the quarter as it demonstrates our ability to continue to outperform the market for commercial vehicles in all regions of the world. Our earnings performance also clearly indicates our progress in addressing and resolving many of the operational inefficiencies we faced in the previous quarter driven by capacity constraints throughout the commercial vehicle supply chain. This rapid improvement was enabled by our continued focus on the WABCO Operating System, an advanced management system that allows us to accelerate operational improvement across our value chain.”

“During the quarter, we were also successful in returning our Aftermarket growth rate to double-digit levels,” Esculier said. Aftermarket sales for the Company grew 10% in the quarter versus prior year.

The Company generated $76.5 million in net cash from operating activities and $45.8 million of free cash flow for the quarter. The Company continued its share buy-back program in the fourth quarter and repurchased approximately 1.8 million shares of stock for $87 million in open market transactions.

FOURTH-QUARTER 2007 BUSINESS HIGHLIGHTS

During the quarter, WABCO continued to grow its business globally with the nomination by Daimler AG to become its exclusive supplier of ABS and EBS wheel speed sensors for Mercedes-Benz Trucks in Europe, Daimler Trucks North America LLC (formerly Freightliner) in North America, and Mercedes-Benz Trucks, Brazil, in South America. This award complements a second global award by Daimler during the quarter for WABCO to supply solenoid valves for all Daimler truck platforms globally, including Fuso in Japan. WABCO also signed a contract extension with Volvo Group for deliveries of compressors to its heavy vehicle platforms up to and including 2012.

In Korea, SsangYong Motor selected WABCO as its supplier of vacuum pumps for its Euro 5 diesel engines. Trailer OEM Schmitz Cargobull AG and axle and suspension supplier Gigant Holding AG, both chose WABCO as a supplier of air disc brakes. Volkswagen Brazil nominated WABCO to provide air dryers for its Constellation platform.

Demonstrating success in expanding its business globally to serve customers in emerging countries such as China and India, the Company won several distinguished awards from customers in Asia. Yutong Group awarded WABCO an “Excellent Supplier Award”, the highest level of recognition by Yutong for its suppliers. China National Heavy Duty Truck Group Co. (CNHTC) recognized WABCO with two awards: “Best Supplier Award” from its engine division and the “Quality Trust Award” from its special vehicle division.

FULL-YEAR RESULTS

The company reported full year 2007 net income of $125.4 million, or $1.81 per diluted share, on a U.S. GAAP basis, versus $137.8 million, or $1.98 per diluted share in 2006. On a performance basis, which excludes separation costs, operational streamlining expenses, and one-time and discrete tax items, net income increased 45% to $208.5 million, or $3.01 per diluted share, compared with $144.1 million or $2.07 per diluted share a year ago.

Full year 2007 sales were $2.4 billion, up 20% versus prior year. Excluding favorable foreign exchange effects, sales were up 11% versus prior year.

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WABCO Reports Fourth-Quarter Financial Results – 3

FULL-YEAR PERFORMANCE ESTIMATES 2008

“2008 looks like another record-setting year for WABCO fueled by continued growth globally. While there is some concern about an economic slowdown in the latter half of 2008, we believe WABCO will see sales growth between 8% and 11%, in local currencies, for the year. We anticipate full-year earnings per diluted share to increase 20 to 25%, at constant exchange rates, on a performance basis due to improved operational efficiency, increased volume and continued share repurchases during 2008,” Esculier said. Earnings per share on a performance basis excludes separation costs, one-time and discrete tax items, and operational streamlining expenses.

CONFERENCE CALL

WABCO CEO Jacques Esculier and CFO Ulrich Michel will discuss the Company’s performance and outlook on a two-way conference call for financial analysts at 8 a.m. EST today. The call will be webcast on the WABCO website at www.wabco-auto.com. The earnings release and additional financial and statistical information will be posted to the site under the heading "WABCO Fourth-Quarter and Full Year 2007 Results." The call is also accessible by telephone. The dial-in number is 719-325-4882. Listeners are advised to call five-to-10 minutes prior to the scheduled start time. The number of telephone connections is limited.

A replay of the call will be available from 11:00 a.m. EST on Thursday February 7, until 11:59 p.m. EST on Friday February 15. The replay dial-in number is 719-457-0820. The passcode is 3989340.

About WABCO

WABCO is a leading provider of electronic braking, stability, suspension and transmission control systems for heavy duty commercial vehicles. Customers include the world’s leading commercial truck, trailer and bus manufacturers. Founded in the U.S. in 1869 as Westinghouse Air Brake Company, WABCO was acquired by American Standard in 1968 and spun off in 2007. Headquartered in Brussels, Belgium, WABCO employs more than 7,000 people in 34 offices and production facilities worldwide. In 2007, WABCO’s total sales were $2.4 billion. WABCO is a publicly traded company and is listed on the New York Stock Exchange under the stock symbol WBC. Web site: www.wabco-auto.com.

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WABCO Reports Fourth-Quarter Financial Results – 4

Forward-Looking Statements

Comments in this document contain certain forward-looking statements, which are based on management's good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the "Risk Factors" section and the "Forward Looking Statements" section of WABCO's Information Statement included in the Form 10 filing made in connection with WABCO's spinoff from American Standard Companies Inc., as well as in the "Management's Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements" section of WABCO's Form 10-Q Quarterly Report for the Quarter Ended September 30, 2007. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

Non-GAAP Financial Measures

To facilitate understanding of fourth-quarter and full year results, several tables follow this news release. Sales excluding the effects of foreign exchange are a non-GAAP financial measure. Additionally, net income and net income per diluted share on a "performance basis" are non-GAAP financial measures that exclude separation costs, operational streamlining expenses, and one-time and discrete tax items. Lastly, "free cash flow" presents our cash provided by operating activities less net cash used in investing activities. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the Company's business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment 1:

Condensed Consolidated Statement of Income – fourth-quarter and full year

Condensed Consolidated Balance Sheet

Condensed Consolidated Statement of Cash Flows

Attachment 2:

Reconciliation of GAAP to Non-GAAP Earnings Measures – fourth-quarter and full year

Reconciliation of GAAP Sales to Non-GAAP Sales

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Reconciliation of GAAP EPS Growth to Performance EPS Growth for 2008 Guidance (at constant exchange rates)

For more information, reporters may contact:

Margie Pazikas, +32 (2) 663 9801, margie.pazikas@wabco-auto.com or Fred Spar, +1 212 521 4813, fred-spar@kekst.com

For more information, investors and financial analysts may contact:

Mike Thompson, +32 (2) 663 9854, mike.thompson@wabco-auto.com

Copyright © 2008 WABCO Holdings Inc.

# # #

WABCO HOLDINGS INC.

Condensed Consolidated Statement of Income

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2007	2006	2007	2006
(Amounts in millions, except share data)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$679.2	$519.5	$2,415.9	$2,015.2
Cost and expenses:
Cost of sales	490.0	376.9	1,764.2	1,463.5
Selling and administrative expenses	82.8	62.5	299.8	255.0
Product engineering expenses	19.8	16.1	84.2	72.2
Equity (income) of unconsolidated joint ventures	(2.1)	(3.2)	(9.1)	(23.3)
Other expense, net	13.3	4.7	35.6	10.8
Interest expense, net - related party	—	2.1	1.5	6.2
Interest expense, net	—	4.9	3.0	5.1

	603.8	464.0	2,179.2	1,789.5

Income before income taxes	75.4	55.5	236.7	225.7
Income taxes	21.0	30.9	111.3	87.9

Net income	$54.4	$24.6	$125.4	$137.8

Net income per common share
Basic	$0.81		$1.85
Diluted	$0.79		$1.81
Pro-forma net income per common share
Basic		$0.36		$2.03
Diluted		$0.35		$1.98
Common shares outstanding
Basic	67,231,877		67,887,919
Diluted	68,434,257		69,270,661
Pro-forma common shares outstanding
Basic		67,867,159		67,867,159
Diluted		69,696,428		69,696,428

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

	December 31, 2007	December 31, 2006
(Amounts in millions)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$183.2	$34.8
Accounts receivable, less allowance for doubtful accounts: $6.4 in 2007; $6.5 in 2006	464.6	186.5
Inventories	177.4	138.0
Future income tax benefits	8.0	14.5
Retained interest in securitization program	—	17.4
Other current assets	54.2	35.6

Total current assets	887.4	426.8
Facilities, less accumulated depreciation	336.2	299.7
Goodwill	376.8	343.8
Capitalized software costs, net of accumulated amortization: $129.1 in 2007; $71.5 in 2006	35.1	37.4
Long-term future income tax benefits	40.2	42.0
Investment in unconsolidated joint ventures	83.0	84.9
Other assets	35.0	42.3

Total Assets	$1,793.7	$1,276.9

LIABILITIES AND SHAREHOLDERS’ EQUITY/OWNER’S NET INVESTMENT
Current liabilities:
Loans payable to banks	$126.2	$17.9
Accounts payable	193.5	147.3
Accrued payroll	103.0	74.2
Current portion of warranties	49.7	35.1
Taxes on income	12.8	65.5
Cash collected on behalf of banks - securitization	—	68.7
Taxes other than income taxes	3.9	0.8
Indemnification liabilities	26.4	—
Other accrued liabilities	87.8	66.8

Total current liabilities	603.3	476.3
Long-term debt	—	57.3
Post-retirement benefits	326.5	366.4
Warranties	4.3	5.4
Deferred tax liabilities	26.6	18.5
Minority interest	13.5	11.4
Long-term indemnification liabilities	55.6	—
Long-term income tax liabilities	95.6	0.8
Other	57.6	25.6

Total Liabilities	1,183.0	961.7
Total Shareholders’ Equity/Owner’s Net Investment	610.7	315.2

Total Liabilities & Shareholders’ Equity/Owner’s Net Investment	$1,793.7	$1,276.9

WABCO HOLDINGS INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended December 31,
(Amounts in millions)	2007	2006
Operating activities:
Net income	$54.4	$24.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.9	13.4
Amortization of capitalized software and other intangibles	6.5	7.5
Equity in earnings of unconsolidated joint ventures, net of dividends received	0.5	1.8
Non-cash stock compensation	1.4	0.8
Deferred income taxes	0.4	(15.7)
Loss on disposal of property, plant and equipment	0.3	0.5
Changes in assets and liabilities:
Accounts receivable	(15.6)	16.9
Inventories	12.6	14.2
Accounts payable	(4.3)	(9.0)
Other accrued liabilities and taxes	(13.5)	(2.4)
Post-retirement benefits	(1.3)	(10.8)
Other current and long-term assets	10.4	(18.2)
Other long-term liabilities	7.8	12.0

Net cash provided by operating activities	76.5	35.6

Investing activities:
Purchases of property, plant and equipment	(31.7)	(29.4)
Investments in capitalized software	(0.9)	(1.5)
Proceeds from disposal of property, plant and equipment	1.9	—

Net cash used in investing activities	(30.7)	(30.9)

Financing activities:
Repayments of long-term debt	—	(37.6)
Net borrowing/(payments) of short-term debt	51.6	(31.4)
Purchases of treasury stock	(93.6)	—
Dividend payments	(4.7)	—
Proceeds from exercise of stock options	13.7	—
Net change in balance due from/to American Standard or American Standard affiliated entities	—	56.5

Net cash used in financing activities:	(33.0)	(12.5)

Effect of exchange rate changes on cash and cash equivalents	5.3	1.2

Net increase/(decrease) in cash and cash equivalents	18.1	(6.6)
Cash and cash equivalents at beginning of period	165.1	41.4

Cash and cash equivalents at end of period	$183.2	$34.8

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Earnings Measures

(Unaudited)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
(Amounts in millions except per share data)	2007	2006	2007	2006
Net Income	$54.4	$24.6	$125.4	$137.8
Adjustments:
Streamlining cost, net of tax	—	1.2	8.4	4.9
Tax items	(0.8)	9.6	1.2	1.4
Separation costs, net of tax and separation related taxes	16.0	—	73.5	—

Performance Net Income	$69.6	$35.4	$208.5	$144.1

Performance Net Income per Diluted Common Share	$1.02	$0.51	$3.01	$2.07
Common shares outstanding - diluted	68.4		69.3
Pro-forma common shares outstanding - diluted		69.7		69.7

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of GAAP Sales to Non-GAAP Sales

(Unaudited)

	Three Months Ended Dec 31,		% Chg vs. 2006
(Amounts in millions)	2007	2006
Sales
Reported sales	$679.2	$519.5	30.7%
Foreign exchange translational effects	(69.4)	—

Adjusted Sales	$609.8	$519.5	17.4%

	Twelve Months Ended Dec 31,
	2007	2006
Sales
Reported sales	$2,415.9	$2,015.2	19.9%
Foreign exchange translational effects	(189.0)	—

Adjusted Sales	$2,226.9	$2,015.2	10.5%

Presenting sales excluding the translation effects of foreign exchange amounts is not in conformity with generally accepted accounting principles (GAAP). These non-GAAP measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended Dec 31,
(Amounts in millions)	2007	2006
Net Cash Provided by Operating Activities	$76.5	$35.6
Deductions or Additions to Reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(32.6)	(30.9)
Proceeds from disposals of property	1.9	—

Free Cash Flow	$45.8	$4.7

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP EPS Growth to Performance EPS Growth for 2008 Guidance (at constant exchange rates)

(Unaudited)

(Amounts in millions except per share data)	Twelve Months Ended Dec. 31,		Year Over Year Growth
	2008 Projected	2007
Net Income
Reported Net Income	$223.7 -$232.7	$125.4
Streamlining costs, net of tax	6.3	8.4
Tax items	3.2	1.2
Separation costs, net of tax and separation related taxes	7.8	73.5

Performance Net Income	$241 - $250	$208.5	15% -20%

Reported Net Income per Diluted Common Share	$3.35 -$3.49	$1.81	85% -93%
Performance Net Income per Diluted Common Share	$3.62 -$3.75	$3.01	20% -25%
Diluted common shares outstanding	66.6	69.3

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.